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                                                                    Exhibit 10.7

                 [Letterhead of Regeneron Pharmaceuticals, Inc.]


December 31, 1998



P. Roy Vagelos, M.D.
[* * *]
[* * *]

Dear Roy:

      I am pleased to confirm Regeneron Pharmaceuticals, Inc.'s offer to employ you as a part-time employee. This letter sets forth the terms of your employment which, if acceptable, will commence effective January 1, 1999.

      1. Duties. Consistent with your election by the Board of Directors of Regeneron Pharmaceuticals, Inc. (the "Company"), you will continue to serve as Chairman of the Board of Directors of the Company in accordance with our By-Laws. In addition, however, you will also provide services considerably beyond those set forth in the By-Laws that describe the duties of the Chairman of the Board. As an employee, you will attend and participate in meetings with senior management and other employees and, when appropriate, third parties, to review the operations and potential operations of the Company; assist senior management in developing operational and research strategies and plans for the Company and provide advice about implementing such strategies and plans; assist and advise in hiring and retaining senior personnel of the Company; and such other and further activities as may be reasonably required by the Company. Your activities may take place in the facilities of the Company or elsewhere, as required and reasonable. The level of effort required for these activities will approximate 30 to 50 hours per month.

      2. Compensation. As an employee, you will receive an initial annual salary of $100,000. Your salary will be paid in accordance with the Company's customary payroll practices. Subject to any legal requirements or approvals, as an additional incentive, the Company will recommend to the Compensation Committee that you will be granted an option under the terms of the Company's Amended and Restated 1990 Long-Term Incentive Plan giving you the right to purchase up to 162,500 shares of the Company's Common Stock at an exercise price of the fair market value on the date of grant, with a five-year vesting schedule. In addition, the Company will annually recommend to the Compensation Committee that you be granted additional grants ("Additional Grants") on or about the first, second, third, and fourth anniversaries of the
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date of grant of the option award described in the second sentence of this paragraph (the "Dates of Grant") in the amount of the greater of (a) 125,000 additional options (adjusted, as necessary, for recapitalizations or similar changes in the Company's equity structure) or (b) 125% of the highest annual grant made to an officer of the Company at the time of each respective year's annual grant to officers. Such Additional Grants are subject to compliance with legal requirements, your continued employment by the Company pursuant to this Agreement (or an amendment or amendments thereto) on the respective Date of Grant, and the existence of an appropriate option plan pursuant to which options and other awards are broadly available to employees and pursuant to which shares underlying such options or other awards have been duly authorized and are actually available for grant. You agree that the determination of the number of shares underlying the Additional Grants shall not consider extraordinary grants made to any officers (for example, as an inducement to join the Company or in connection with a promotion) and will be based on the actual grants made during the year of grant.

      The Company will further recommend that the Additional Grants vest on the following schedule:

            Year of Grant                       Vesting
            -------------                       -------
              2000                             4 Years
              2001                             3 Years
              2002                             2 Years
              2003                             1 Year

            In the event of your death or disability while you are an employee of the Company, all options granted to you by the Company, whether exercisable or nonexercisable at the time of your death or disability, shall immediately become exercisable and shall immediately be subject to the terms and conditions of the appropriate option plan that govern the exercise of options by employees who die while employed by the Company (unless otherwise agreed by you and the Company).

            Our Human Resources group will review with you other employment benefits for which you may be eligible.

            As an employee, you will no longer be eligible to receive compensation as a member of the Board of Directors or Scientific Advisory Board, nor will you be eligible, under the current terms of Section 21 of the Company's Long-Term Incentive Plan, to receive automatic stock option grants made to nonemployee directors.

      3. Proprietary Information and Confidentiality.

            You understand that the Company will possess information created, discovered, or developed by, or otherwise becomes known to, the Company or in which property rights have been or may be assigned or otherwise conveyed to the Company (whether or not the information has commercial value in the business in which the
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Company is or proposes to be engaged) and is treated by the Company as confidential. All such information is hereinafter called "Proprietary Information" and includes, but is not limited to, systems, processes, formulae, data, functional specifications, computer software, programs and displays, know how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projection, licenses, prices, costs, and customer and supplier lists, and any and all other intellectual property.

            You agree that you will treat all Proprietary Information as confidential and will not, without the prior written consent of the Company, disclose or use the same other than in the course of employment. This obligation shall continue until such Proprietary Information becomes public knowledge through no fault on your part regardless of whether you continue to be employed by the Company.

      4. Disclosure and Ownership of Inventions. You agree that you will promptly disclose to the Company all discoveries and inventions, whether or not patentable or registrable under copyright or similar statues, made or conceived or reduced to practice or learned by you, either alone or jointly with others, during the term of and arising out of your employment by the Company. All such discoveries and inventions are hereinafter called "Inventions". You agree that you will, at all times during the term of employment by the Company, use diligent, best efforts to avoid conflicts of interest involving potential rights and claims of the Company and of third parties to Inventions and to maximize the likelihood that any Inventions made, conceived, or developed or reduced to practice by you during the term of and arising out of your employment by the Company, will be and become the sole, unencumbered property of the Company and no other third party will have any rights thereto and that any such conflicts of interest be resolved in favor of the Company.

            All Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks, and other rights in connection therewith. You hereby assign to the Company any rights you may have or acquire in such Inventions. If the Company is unable, after reasonable effort, to secure your signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason, you hereby irrevocably designate and appoint the Company and its duty authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by you, and you hereby ratify, affirm, and approve all such lawfully permitted acts accordingly.

      5. Other Agreements. You represent and warrant that, to the best of your knowledge, your performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence Proprietary Information acquired by you in confidence or in trust, or any other agreement. To the best of your knowledge, you have
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not entered into and shall not enter into any agreement, either written or oral, in material conflict with this Agreement.

            The Company acknowledges that you serve as Chairman of the Board of Advanced Medicine Inc. and agrees that, subject to your obligations under this Agreement and as a director of the Company, you may consult for others in the future.

      6. Remedies. Your covenants under this Agreement will survive termination of employment by the Company. You acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach.

      7. EMPLOYMENT DEEMED "AT WILL". NEITHER THE EXECUTION OF THIS AGREEMENT NOR ANY TERM CONTAINED HEREIN OR IN ANY OTHER DOCUMENT, PAMPHLET, OR OTHER WRITING OR ORAL COMMUNICATION OF OR ON BEHALF OF THE COMPANY OR ANY OFFICER OR REPRESENTATIVE THEREOF SHALL BE CONSTRUED AS GIVING YOU THE RIGHT TO ANY TERM OF EMPLOYMENT WITH THE COMPANY AND THE COMPANY AND YOU AGREE THAT YOUR EMPLOYMENT MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT CAUSE, BY EITHER THE COMPANY OR YOU.

      8. Governing Laws. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                              REGENERON PHARMACEUTICALS, INC.


                              By:   /s/Paul Lubetkin
                                    ----------------
                                    Paul Lubetkin
                                    Vice President, General Counsel and
                                    Secretary


AGREED AND ACCEPTED

/s/Roy Vagelos
--------------
P. Roy Vagelos, M.D.